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                                                                   EXHIBIT 23.2

                               CONSENT OF COUNSEL


         We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Form SB-2 and to the reference to our firm under the heading "Legal Matters" in the Prospectus and included in this Form SB-2. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                         SELMAN & MUNSON, P.C.



Austin, Texas                            By: /s/ JACK A. SELMAN
                                            ------------------------------------
                                            Jack A. Selman, President





September 28, 1999